UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 12, 2004

New Mountaintop Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18689	06-1238435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 S.W. Ivanhoe Bouldvard

Orlando, FL  32804

(Address of Principal Executive Office) (Zip Code)

(407) 246-0133

(Registrant’s telephone number, including area code)

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

On July 12, 2004, Dr. Mark Golden, our Chairman and President, exercised his option to convert $20,000 in notes held by him into shares of our common stock.  The notes were convertible at par value, and on conversion, Dr. Golden was issued 200,000,000 shares of our common stock.

In addition, on July 12, 2004, Dr. Golden made an additional capital contribution to the Company in the amount of $2,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW MOUNTAINTOP CORPORATION

Date: July 19, 2004	By:	/s/ MARK GOLDEN
Mark Golden President

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